RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                                FX ENERGY, INC.

     The undersigned, pursuant to the Nevada Revised Statutes, hereby adopt the following restated articles of incorporation of FX Energy, Inc. (referred to herein as the "Corporation"), which articles of incorporation were originally filed with the state of Nevada on January 24, 1989, were restated by filing restated and amended articles of incorporation on April 5, 1993, and were amended by filing articles of amendment on July 23, 1996, and by the further amendments contained herein.

1.   The name of the Corporation is: FX Energy, Inc.

2.   The text of the restated articles of incorporation is as follows:

                                   ARTICLE I
                                      NAME

     The name of the Corporation shall be: FX Energy, Inc.

                                   ARTICLE II
                                    PURPOSE

     The Corporation is organized to engage in any lawful act or activity for which a corporation may be organized under the Nevada Revised Statutes.

                                  ARTICLE III
                               AUTHORIZED SHARES

     The Corporation shall have the authority to issue 35,000,000 shares, of which 30,000,000 shares shall be common stock, $0.001 par value ("Common Stock"), and 5,000,000 shares shall be preferred stock $0.001 par value ("Preferred Stock"). Shares of any class of stock may be issued, without stockholder action, from time to time in one or more series as may from time to time be determined by the Board of Directors. The Board of Directors of this Corporation is hereby expressly granted authority, without stockholder action, and within the limits set forth in the Nevada Revised Statutes, to:

          (a) designate in whole or in part, the voting powers, preferences, limitations, restrictions, and relative rights, of any class of shares before the issuance of any shares of that class;

          (b) create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or part, the voting powers, preferences, limitations, restrictions, and relative rights of the series, all before the issuance of any shares of that series; or

          (c) alter or revoke the preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares.

The allocation between the classes, or among the series of each class, of unlimited voting rights and the right to receive the net assets of the Corporation upon dissolution, shall be as designated by the Board of Directors. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation's bylaws or in any amendment hereto or thereto shall be vested in the Common Stock. Accordingly, unless and until otherwise designated by the Board of Directors of the Corporation, and subject to any superior rights as so designated, the Common Stock shall have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution.

                                   ARTICLE IV
                               BOARD OF DIRECTORS

     Subject to such limitations as provided by the Nevada Revised Statutes or these articles, the Board of Directors has full control over the affairs of the Corporation. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by these Articles of Incorporation directed or required to be exercised or done by the stockholders of the Corporation.

          (a) Number. The number of directors constituting the entire Board of Directors shall be not less than three nor more than nine. The specific number of directors constituting the entire Board of Directors shall be authorized from time to time exclusively by the affirmative vote of a majority of the entire Board of Directors. No decrease in the number of directors shall shorten the term of any incumbent director. As used in these articles of incorporation, the term "entire Board of Directors" means the total authorized number of directors that the corporation would have if there were no vacancies.

          Notwithstanding the provisions of the foregoing paragraph, whenever the holders of any class or series of Preferred Stock shall have the right, voting as a class or series or otherwise, to elect directors, the then authorized number of directors of the Corporation shall be increased by the number of the additional directors so to be elected, and the holders of such Preferred Stock shall be entitled, as a class or series or otherwise, to elect such additional directors. Any directors so elected shall hold office until their rights to hold such office terminate pursuant to the provisions of such Preferred Stock. The provisions of this paragraph shall apply notwithstanding the maximum number of directors hereinabove set forth.

          (b) Qualifications. The Board of Directors may, by the vote of a majority of the entire board, prescribe qualifications of candidates for the office of director of the Corporation, but no director then in office shall be disqualified from office as a result of the adoption of such qualifications.

          (c) Classified Board; Tenure. The directors shall be divided into three classes: class A, class B, and class C. The term of office of directors shall be three years, staggered by class so that one class is elected each year. Such classes shall be as nearly equal in number as possible. Directors chosen to succeed those who have been removed or whose terms have expired shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the expiration date of such class or thereafter when their respective successors are elected and have been qualified. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain all classes as nearly equal in number as possible, and any individual director elected to any class shall hold office for a term which shall coincide with the term of such class. In no case will a decrease in the number of directors shorten the term of any incumbent director.

          (d) Nominations. Advance written notice of nominations for the election of directors, other than by the Board of Directors or a committee thereof, shall be given at least 30 days prior to the date of the meeting at which directors are to be elected in the manner provided in the bylaws of the Corporation.

          (e)  Removal of Directors.    Subject to the rights of the holders of
     any Preferred Stock then outstanding, the stockholders may remove one or more directors at a meeting of stockholders called expressly for the purpose of removing directors, as stated in the notice of meeting, with or without cause, on the affirmative vote of two-thirds of the Common Stock or other securities of the Corporation entitled to vote generally for the election of directors. In the event that cumulative voting for directors is permitted pursuant to these articles of incorporation, then no director may be removed except upon the vote of stockholders owning sufficient shares to have prevented such director's election to office in the first instance.

          (f) Vacancies. Subject to the rights of the holders of any Preferred Stock then outstanding, any vacancies in the Board of Directors for any reason, including by reason of any increase in the number of directors or any removal of an incumbent director, shall, if occurring prior to the expiration of the term of office of the class in which such vacancy occurs, be filled only by the Board of Directors, acting by the affirmative vote of a majority of the remaining directors, whether or not constituting a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of such director's predecessor in office and until his or her successor is elected and qualified or, if such vacancy is the result of an increase in the number of directors, until the next meeting of stockholders at which directors are elected. If there are no directors in office, then an election of directors may be held in the manner provided by law.

          (g) Cumulative Voting for Election of Directors in Certain Circumstances.

               (i) Except as and to the extent otherwise provided in this paragraph (g), stockholders of the Corporation shall not be entitled to cumulative voting rights in any election of directors of the Corporation.

               (ii) There shall be cumulative voting in any election of directors of the Corporation on or after the occurrence of both of the following events:

                    (A) the public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to section 13(d) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) by the Corporation or any Person (which in these articles shall mean any individual, firm, corporation, or other entity, and shall include any successor, by merger or otherwise, of such entity) who or which, together with all Affiliates and Associates (as such terms are defined in rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of the adoption of these provisions by the stockholders of the Corporation) of such Person, shall be the Beneficial Owner (as defined in rule 13d-3 and rule 13d-5 of the General Rules and Regulations under the Exchange Act as in effect on the date of the adoption of these provisions by the stockholders of the Corporation) of 30% or more of the Common Stock and any other securities of the Corporation entitled to vote generally for the election of directors (the "Voting Stock"), including any security convertible into or exchangeable for or exercisable for the purchase of Voting Stock (any such person referred to herein as a "30% Stockholder") that such Person has become a 30% Stockholder; and

                    (B) such 30% Stockholder makes, or in any way participates in, directly or indirectly, any "solicitation" of "proxies" (as such terms are defined or used in regulation 14A under the Exchange Act) or becomes a "participant" in any "election contest" (as such terms are defined or used in rule 14a-11 of the Exchange Act) with respect to the Corporation; seeks to advise or influence any person (within the meaning of section 13(d)(3) of the Exchange Act) with respect to the voting of any securities of the Corporation; or executes any written consent in lieu of a meeting of holders of the Voting Stock, provided, however, that such written consents are then permitted under these articles.

               (iii) Notwithstanding the foregoing, no Person shall become a "30% Stockholder" as the result of an acquisition of Common Stock by the Corporation which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 30% or more of the Voting Stock; provided, however, that if a Person who would otherwise be a 30% Stockholder but for the provisions of this sentence shall, after such share purchases by the Corporation, become the Beneficial Owner of any additional Voting Stock, then such Person shall be deemed to be a "30% Stockholder." Further, the term "30% Stockholder" shall not include (A) the Corporation, (B) any wholly-owned subsidiary of the Corporation, (C) any employee benefit plan of the Corporation or of any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by the Corporation (a "Subsidiary"), or (D) any Person holding securities of the Corporation for or pursuant to the terms of any such plan.

          (h) Amendment or Repeal. Notwithstanding anything to the contrary contained in these articles, no amendment or repeal of the provisions of this Article or related provision in the bylaws of the Corporation shall be adopted unless it is approved by the vote of two-thirds of the Common Stock or other securities of the Corporation entitled to vote generally for the election of directors.

                                   ARTICLE V
                            LIMITATION ON LIABILITY
                           OF DIRECTORS AND OFFICERS

     To the fullest extent permitted by the Nevada Revised Statutes or any other applicable law as now in effect or as it may hereafter be amended, a director or officer of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of the provisions of section 78.300 of the Nevada Revised Statutes, as it may be amended from time to time, or any successor statute thereto.

                                   ARTICLE VI
               INDEMNIFICATION OF OFFICERS, DIRECTORS, AND OTHERS

     To the fullest extent permitted by the Nevada Revised Statutes or any other applicable law as now in effect or as it may hereafter be amended, the Corporation shall indemnify directors and may indemnify officers, employees, or agents of the Corporation to the extent authorized by the Board of Directors and in the manner set forth in the bylaws of the Corporation. Notwithstanding anything to the contrary contained in these articles, no amendment or repeal of the provisions of this Article or related provisions in the bylaws of the Corporation shall be adopted unless it is approved by the vote of two-thirds of the Common Stock or other securities of the Corporation entitled to vote generally for the election of directors.


                                  ARTICLE VII
                               STOCKHOLDER ACTION

     Any action which may be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken without a meeting and without prior notice by written consent of the stockholders. Notwithstanding anything to the contrary contained in these articles, no amendment or repeal of the provisions of this Article or related provisions in the bylaws of the Corporation shall be adopted unless it is approved by the vote of holders of two-thirds of the Common Stock or other securities of the Corporation entitled to vote generally for the election of directors.

                                  ARTICLE VIII
                            MEETINGS OF STOCKHOLDERS

     Subject to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution duly adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies.

                                   ARTICLE IX
                           BUSINESS AT ANNUAL MEETING

     At an annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (a) by, or at the direction of, a majority of the directors, or (b) by any stockholder of the Corporation who provides at least 30 days advance written notice in compliance with the notice procedures set forth in the bylaws of the Corporation. Notwithstanding anything to the contrary contained in these articles, no amendment or repeal of the provisions of this Article or related provisions in the bylaws of the Corporation shall be adopted unless it is approved by the vote of two-thirds of the Common Stock or other securities of the Corporation entitled to vote generally for the election of directors .

                                   ARTICLE X
                      ACQUISITION OF CONTROLLING INTEREST

     The provisions of the Nevada Revised Statutes pertaining to the acquisition of a controlling interest of the issued and outstanding shares of the Corporation, section 78.378 et. seq., of the Nevada Revised Statutes, shall not be applicable to the acquisition of a controlling interest of the securities of the Corporation. This election is made in accordance with the provisions of section 78.378 of the Nevada Revised Statutes.

                                   ARTICLE XI
                 STOCK REPURCHASES FROM INTERESTED STOCKHOLDERS

          (a) Vote Required for Certain Acquisitions of Securities. Except as set forth in paragraph (b) of this Article, in addition to any affirmative vote of stockholders required by any provision of law, the articles of incorporation, or bylaws of the Corporation, or any policy adopted by the Board of Directors, neither the Corporation nor any Subsidiary (as defined above) shall knowingly effect any direct or indirect purchase or other acquisition of any equity security of a class of securities which is registered pursuant to section 12 of the Exchange Act issued by the Corporation at a price which is in excess of the Market Price (as defined below) of such equity security on the date that the understanding to effect such transaction is entered into by the Corporation (whether or not such transaction is concluded or a written agreement relating to such transaction is executed on such date, and such date to be conclusively established by determination of the Board of Directors), from any Interested Stockholder (as defined below) who has beneficially owned such securities for less than three years prior to the date of such purchase, without the affirmative vote of the holders of the Voting Stock which represent at least two-thirds of the outstanding Common Stock and any other securities of the Corporation entitled to vote generally for the election of directors ("Voting Stock"), excluding Voting Stock beneficially owned by such Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange, or otherwise.

          (b) When a Vote is Not Required. The provisions of paragraph (a) of this Article shall not be applicable with respect to:

               (i) any purchase, acquisition, redemption, or exchange of such equity securities, the purchase, acquisition, redemption, or exchange of which is provided for in the Corporation's articles of incorporation;

               (ii) any purchase or other acquisition of equity securities made as part of a tender or exchange offer by the Corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Exchange Act and the rules and regulations thereunder (or any successor provisions to such Act, rules, or regulations);

               (iii) an open market stock purchase program approved by a majority of those members of the Board of Directors who were duly elected and acting members of the Board of Directors prior to the time such Interested Stockholder became such; or

               (iv) any purchase, acquisition, redemption, or exchange of such equity securities, the purchase, acquisition, redemption, or exchange of which is provided by an executive compensation plan, including any employment agreement or stock option agreement, approved by the Board of Directors or a committee of non-employee directors.

          (c) Certain Definitions. For purposes of this Article, the following terms shall have the following meanings:

               (i) "Interested Stockholder" shall mean any Person (other than the Corporation or any Subsidiary) that is the direct or indirect Beneficial Owner (as defined in rule 13d-3 and rule 13d-5 of the General Rules and Regulations under the Exchange Act as in effect on the date of the adoption of these provisions by the stockholders of the Corporation) of more than 10% of the aggregate Voting Stock, and any Affiliate or Associate (as such terms are defined in rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of the adoption of these provisions by the stockholders of the Corporation) of any such Person. For the purpose of determining whether a Person is an Interested Stockholder, the outstanding Voting Stock shall include unissued shares of voting stock of the corporation of which the Interested Stockholder is the Beneficial Owner, but shall not include any other shares of Voting Stock of the Corporation which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants, or options, or otherwise, to any Person who is not the Interested Stockholder.

               (ii) "Market Price" of shares of a class of an equity security of the Corporation on any day shall mean the highest closing sale price
          (regular way) of shares of such class of such equity security during the 30 day period immediately preceding such day, on the largest principal national securities exchange on which such class of stock is then listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, then the highest reported closing sale price for such shares in the over-the-counter market as reported on the Nasdaq Stock Market, or if such sale prices shall not be reported thereon, the highest closing bid price so reported, or, if such price shall not be reported thereon, as the same shall be reported by the National Quotation Bureau Incorporated, or if the price is not determinable as set forth above, as determined in good faith by the Board of Directors.

          (d) Amendment or Repeal. Notwithstanding anything to the contrary contained in these articles, no amendment or repeal of the provisions of this Article or related provisions in the bylaws of the Corporation shall be adopted unless it is approved by the vote of two-thirds of the Common Stock or other securities of the Corporation entitled to vote generally for the election of directors.

                                  ARTICLE XII
                 POWER OF BOARD TO OPPOSE CERTAIN TRANSACTIONS

          (a) Factors to Consider. The Board of Directors may oppose a tender or other offer for the Corporation's securities, whether the offer is in cash or in the securities of a corporation or otherwise, or any other Business Combination (as defined below) if the directors, by a majority vote of a quorum, determine that the offer or Business Combination is opposed to or not in the best interests of the Corporation. When considering whether to oppose an offer or Business Combination, the
     Board of Directors may, but is not legally obligated to, consider any relevant factors, including those factors specifically enumerated under section 78.138 of the Nevada Revised Statutes. By way of illustration, but not limitation, the Board of Directors may, but shall not be legally obligated to, consider any and all of the following: (i) whether the offer price is acceptable based on the historical and present operating results or financial condition of the Corporation, or based on the current value of the Corporation in a freely negotiated transaction; whether a more favorable price could be obtained for the Corporation's securities in the future; (ii) the social, legal and economic impact which an acquisition of the Corporation would have on the employees, suppliers, creditors, and customers of the Corporation and any Subsidiary (as defined above) and on the community or communities in which the Corporation and its Subsidiaries do business; (iii) the economy of the states and of the nations in which the Company and its Subsidiaries do business; (iv) the reputation, character, integrity, business philosophy, financial status and business practices of the offeror and its management and affiliates and as they would affect the employees, suppliers, creditors, and customers of the Corporation and its Subsidiaries and the future value of the Corporation's stock; (v) the value of the securities, if any, which the offeror is offering in exchange for the Corporation's securities, based on an analysis of the worth of the Corporation as compared to the corporation or other entity whose securities are being offered; (vi) any antitrust or other legal and regulatory issues that are raised by the offer; (vii) the possibility that the interests of the Corporation's stockholders may be best served by the continued independence of the Corporation; (viii) the possible effects of the Business Combination on the Corporation's then existing relationships with any foreign government or nation in which the Corporation and its Subsidiaries do business or hold property interests and rights; (ix) whether the amount or nature of indebtedness or other obligations to which the Corporation may become subject in connection with
     the Business Combination provides   reasonable grounds to believe that
     within a reasonable time: (A) the assets of the Corporation or any successor would be or become less than its liabilities, (B) the Corporation or any successor would be or become insolvent; or (C) any voluntary or involuntary proceeding under the federal bankruptcy laws concerning the Corporation or any successor corporation would be commenced by any person; and (x) any other relevant factors, including the long-term as well as the short-term interests of the Corporation and its stockholders, whether or not such other factors are monetary or non-monetary in nature, or are stockholder or non-stockholder considerations.

          (b) Permitted Action. If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose, including, but not limited to, any or all of the following: advising stockholders not to accept the offer; litigation against the offeror; filing complaints with all governmental and regulatory authorities; acquiring the Corporation's securities; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto including, without limitation, creating a so-called "poison pill" defense (including both put and call poison pills), "rights plan" or any other anti-takeover defense permitted under the articles of incorporation and under state law; refusing to redeem any outstanding "poison pill" right or option or refusing to remove any other barriers to the offer; acquiring a company to create an antitrust or other regulatory problem for the offeror; establishing employee stock ownership plans; and obtaining a more favorable offer from another individual or entity.

          (c) Certain Definitions. For purposes of this Article, the following terms shall have the following meanings:

               (i)  "Interested Stockholder" shall mean any Person
          (other than the Corporation or any Subsidiary) that is the direct or indirect Beneficial Owner (as defined in rule 13d-3 and rule 13d-5 of the General Rules and Regulations under the Exchange Act as in effect on the date of the adoption of these provisions by the stockholders of the Corporation) of more than 10% of the aggregate voting power of the Common Stock or other securities of the Corporation entitled to vote generally for the election of directors ("Voting Stock"), and any Affiliate or Associate (as such terms are defined in rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of the adoption of these provisions by the stockholders of the Corporation) of any such Person. For the purpose of determining whether a Person is an Interested Stockholder, the outstanding Voting Stock shall include unissued shares of Voting Stock of the Corporation of which the Interested Stockholder is the Beneficial Owner, but shall not include any other shares of Voting Stock of the Corporation which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants, or options, or otherwise, to any Person who is not the Interested Stockholder.

               (ii) "Business Combination" shall mean (A) any merger, consolidation, or share exchange of the Corporation or any of its Subsidiaries within or into an Interested Stockholder, in each case irrespective of which corporation or company is to be the surviving entity; (B) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition to or with an Interested Stockholder (in a single transaction or a series of related transactions) of all or a substantial part of the assets of the Corporation (including, without limitation, any securities of a Subsidiary of the Corporation) or all or a substantial part of the assets of any of its Subsidiaries; (C) any sale, lease, exchange, mortgage or pledge, transfer, or other disposition to or with the Corporation, or to or with any of its Subsidiaries (in a single transaction or series of related transactions) of all or a substantial part of the assets of an Interested Stockholder; (D) the issuance or transfer by the Corporation or any of its Subsidiaries of any securities of the Corporation or any of its Subsidiaries to an Interested Stockholder (other than an issuance or transfer of securities which is effected on a pro rata basis to all stockholders of the Corporation); (E) any acquisition by the Corporation or any of its Subsidiaries of any securities issued by an Interested Stockholder; (F) any recapitalization or reclassification of shares of any class of voting stock of the Corporation or any merger or consolidation of the Corporation with any of its Subsidiaries which would have the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of capital stock of the Corporation (or any securities convertible into any class of such capital stock) owned by any Interested Stockholder; (G) any merger or consolidation of the Corporation with any of its Subsidiaries after which the provisions of this Article shall not appear in the articles of incorporation (or the equivalent charter documents) of the surviving entity; (H) any plan or proposal for the liquidation or dissolution of the Corporation; and (I) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination. Whether or not any proposed sale, lease, exchange, mortgage, pledge, transfer, or other disposition of part of the assets of any entity involves a "substantial part" of the assets of such entity shall be conclusively determined by a two-thirds vote of the Board of Directors; provided, however, that assets involved in any single transaction or series of related transactions having an aggregate fair market value, as determined by the Board of Directors, of more than 15% of the total consolidated assets of an entity and its subsidiaries as at the end of such entity's last full fiscal year
          prior to such determination    shall always be deemed to constitute a
          "substantial part."

          (d) Effect on Directors' Power and Liability. Nothing contained herein shall be deemed to limit or restrict the powers of the Board of Directors, or to enlarge the duties of the Board of Directors, as provided in Nevada law, or to create director liability for taking any action authorized hereunder.

          (e) Amendment or Repeal. Notwithstanding anything to the contrary contained in these articles, no amendment or repeal of the provisions of this Article or related provisions in the bylaws of the Corporation shall be adopted unless it is approved by the vote of two-thirds of the Common Stock or other securities of the Corporation entitled to vote generally for the election of directors.

                                  ARTICLE XIII
                      FAIR PRICE ON BUSINESS COMBINATIONS

          (a) Vote Required. No Business Combination (as defined below) shall be consummated or effected unless such Business Combination shall have been approved by the affirmative vote of the holders of not less than two-thirds of the total voting power of all outstanding shares of Common Stock or other securities of the Corporation entitled to vote generally for the election of directors . Such vote shall be required notwithstanding the fact that no vote for such a transaction may be required by law or that approval by some other percentage of stockholders may be specified by law or in any agreement with any national securities exchange or otherwise. This Article shall not be deemed to affect the provisions of any such law or agreement requiring any vote or approval by the stockholders or directors respecting a proposed Business Combination.

         (b) Vote Not Required. The vote required pursuant to paragraph (a) above shall not be required if either of the following conditions is satisfied, or if, in the case of a Business Combination not involving the receipt of consideration by the holders of the Corporation's outstanding capital stock, the condition specified in subparagraph (i) is met:

               (i) The Continuing Directors (as defined below) shall have expressly approved such Business Combination by a two-thirds vote either in advance of or subsequent to the acquisition of outstanding shares of capital stock of the Corporation that caused the Interested Stockholder involved to become an Interested Stockholder. In determining whether or not to approve any such Business Combination, the Continuing Directors may give due consideration to all factors they consider relevant, including without limitation, those identified in these articles; or

               (ii) All of the following conditions shall have been met:

                    (A) The cash, or fair market value of other consideration, to be received per share by the stockholders of the Corporation in such Business Combination bears the same or a greater percentage relationship to the Market Price of the Corporation's capital stock immediately prior to the announcement of such Business Combination as the highest per share price (including brokerage commissions and/or soliciting dealers' fees) which the Interested Stockholder has theretofore paid for any of the shares of the Corporation's capital stock already owned by it bears to the Market Price of the Common Stock of the Corporation immediately prior to the commencement of acquisition of the Corporation's capital stock by the Interested Stockholder; and

                    (B) The cash, or fair market value of other consideration, to be received per share by the stockholders of the Corporation in such Business Combination (1) is not less than the highest per share price (including brokerage commissions and/or soliciting dealers' fees) paid by the Interested Stockholder in acquiring any of its holdings of the Corporation's capital stock, (2) is not less than the per share Market Price (defined below) of the Common Stock on the date of the announcement of the Combination, and (3) is not less than the earnings per share of capital stock of the Corporation for the four full consecutive fiscal quarters, or the last fiscal year reported, whichever is higher, immediately preceding the record date for solicitation of votes on such Business Combination, multiplied by the higher of either the highest price/earnings multiple of the Corporation during the two years prior to the announcement of such Business Combination or the then price/earnings multiple (if any) of the Interested Stockholder as customarily computed and reported in the financial community; and

                    (C) The per share price to be received by the stockholders must include an additional premium over the value determined in accordance with (a) and (b) above that is equal to the total of

                         (i) the per share equivalent of the value of the Corporation's oil reserves classified as "possible" under the then current criteria of the Society of Petroleum Engineers of the American Institute of Mining Engineers, as of a reasonably practicable date not more than 180 days prior to the record date for solicitation of votes on such Business Combination, as evaluated by a reputable and qualified petroleum engineer as determined by the Company's continuing directors; and

                         (ii) the per share equivalent of 20% of the highest
                    consolidated balance of domestic and foreign cash, cash equivalents, and marketable securities held by the Company at any time during the period commencing on the date the Interested Stockholder first acquired any shares of the Company's capital stock and terminating on the 15th day prior to the date on which the proxy statement referred to in (E) below is scheduled to be mailed to the public stockholders of the Corporation; and

                    (D) After the Interested Stockholder has acquired a 10% interest and prior to the consummation of such Business
               Combination: (1) the Interested Stockholder shall have taken steps to ensure that the Corporation's Board of Directors includes at all times representation by Continuing Directors proportionate to the shareholdings of the Corporation's public stockholders not affiliated with the Interested Stockholder (with a Continuing Director to occupy any resulting fractional board position); (2) there shall have been no change in the amount per share payable or paid as dividends on the Corporation's capital stock, except as may have been approved by a unanimous vote of the directors; (3) the Interested Stockholder shall not have acquired any newly issued shares of stock, directly or indirectly, from the Corporation (except upon conversion of convertible securities acquired by it prior to obtaining a 10% interest or as a result of a pro rata stock dividend or stock split); and (4) the Interested Stockholder shall not have acquired any additional shares of the Corporation's outstanding capital stock or securities convertible into capital stock,
               except as a part of the   transaction which results in the
               Interested Stockholder acquiring its 10% interest; and

                    (E) The Interested Stockholder shall not have (1) received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges, or other financial assistance or tax credits provided by the Corporation, or (2) made any major change in the Corporation's business or equity capital structure without the unanimous approval of the directors, in either case prior to the consummation of such Business Combination; and

                    (F) Prior to the consummation of any Business Combination and prior to any vote of the Corporation's stockholders under paragraph (a) of this Article, a proxy statement or information statement complying with the requirements of the Exchange Act shall have been mailed to all stockholders of the Corporation for the purpose of informing the Corporation's stockholders about such proposed Business Combination and, if their approval is required by paragraph (a) of this Article, for the purpose of soliciting stockholder approval of such Business Combination. Such proxy statement or information statement shall contain at the front thereof, in a prominent place, a statement by the Continuing Directors of their position on the advisability (or inadvisability) of the proposed Business Combination and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or not) of the terms of such Business Combination, from the point of view of the remaining stockholders of the Corporation (such investment banking firm to be selected by a majority of the Continuing Directors and to be paid a reasonable fee for their services by the Corporation).

          (c) Certain Definitions. For purposes of this Article, the following terms shall have the following meanings:

               (i) The term "Continuing Director" shall mean any director of the Corporation who was a director prior to the time the Interested Stockholder became such, and any other director whose election as a director was recommended or approved by a majority of Continuing Directors. Any action required to be taken by vote of the Continuing Directors shall be effective only if taken at a meeting at which two-thirds of the Continuing Directors capable of exercising the powers conferred upon them under the provisions of these articles of incorporation or the bylaws of the Corporation or by law are present.

               (ii) "Interested Stockholder" shall mean any Person (other than the Corporation or any Subsidiary) that is the direct or indirect Beneficial Owner (as defined in rule 13d-3 and rule 13d-5 of the General Rules and Regulations under the Exchange Act as in effect on the date of the adoption of these provisions by the stockholders of the Corporation) of more than 10% of the aggregate voting power of the Common Stock or other securities of the Corporation entitled to vote generally for the election of directors ("Voting Stock"), and any Affiliate or Associate (as such terms are defined in rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of the adoption of these provisions by the stockholders of the Corporation) of any such Person. For the purpose of determining whether a Person is an Interested Stockholder, the outstanding Voting Stock shall include unissued shares of voting stock of the corporation of which the Interested Stockholder is the Beneficial Owner, but shall not include any other shares of Voting Stock of the Corporation which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants, or options, or otherwise, to any Person who is not the Interested Stockholder.

               An Interested Stockholder shall be deemed to have acquired a share of the capital stock of the Corporation at the time when such Interested Stockholder became the Beneficial Owner thereof. With respect to shares owned by Affiliates or Associates of an Interested Stockholder or other person whose ownership is attributed to an Interested Stockholder, for purposes of subparagraph (ii) of this paragraph (c), such Interested Stockholder shall be deemed to have purchased such shares at the higher of (A) the price paid upon the acquisition thereof by the Affiliate, Associate, or other person who owns such shares, or (B) the Market Price of the shares in question at the time when the Interested Stockholder became the Beneficial Owner thereof.

               (iii) "Business Combination" shall mean (A) any merger, consolidation, or share exchange of the Corporation or any of its Subsidiaries within or into an Interested Stockholder, in each case irrespective of which corporation or company is to be the surviving entity; (B) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition to or with an Interested Stockholder (in a single transaction or a series of related transactions) of all or a substantial part of the assets of the Corporation (including, without limitation, any securities of a Subsidiary of the Corporation) or all or a substantial part of the assets of any of its Subsidiaries; (C) any sale, lease, exchange, mortgage, or pledge, transfer, or other disposition to or with the Corporation, or to or with any of its Subsidiaries (in a single transaction or series of related transactions) of all or a substantial part of the assets of an Interested Stockholder; (D) the issuance or transfer by the Corporation or any of its Subsidiaries of any securities of the Corporation or any of its Subsidiaries to an Interested Stockholder (other than an issuance or transfer of securities which is effected on a pro rata basis to all stockholders of the Corporation); (E) any acquisition by the Corporation or any of its Subsidiaries of any securities issued by an Interested Stockholder; (F) any recapitalization or reclassification of shares of any class of voting stock of the Corporation or any merger or consolidation of the Corporation with any of its Subsidiaries which would have the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of capital stock of the Corporation (or any securities convertible into any class of such capital stock) owned by any Interested Stockholder; (G) any merger or consolidation of the Corporation with any of its Subsidiaries after which the provisions of this Article shall not appear in the articles of incorporation (or the equivalent charter documents) of the surviving entity; (H) any plan or proposal for the liquidation or dissolution of the Corporation; and (I) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination. Whether or not any proposed sale, lease, exchange, mortgage, pledge, transfer, or other disposition of part of the assets of any entity involves a "substantial part" of the assets of such entity shall be conclusively determined by a two-thirds vote of the Board of Directors; provided, however, that assets involved in any single transaction or series of related transactions having an aggregate fair market value, as determined by the Board of Directors, of more than 15% of the total consolidated assets of an entity and its subsidiaries as at the end of such entity's last full fiscal year prior to such determination shall always be deemed to constitute a "substantial part."

               (iv)      "Market Price" of shares of a class of an equity
          security of the Corporation    on any day shall mean the highest
          closing sale price (regular way) of shares of such class of such equity security during the 30 day period immediately preceding such day, on the largest principal national securities exchange on which such class of stock is then listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, then the highest reported closing sale price for such shares in the over-the-counter market as reported on the Nasdaq Stock Market, or if such sale prices shall not be reported thereon, the highest closing bid price so reported, or, if such price shall not be reported thereon, as the same shall be reported by the National Quotation Bureau Incorporated, or if the price is not determinable as set forth above, as determined in good faith by the Board of Directors.

          (d) No proposal to amend or repeal this Article may be authorized and approved except by the affirmative vote of the holders of voting stock entitling them to exercise two-thirds of the voting power of the Corporation voting together as a class, unless required to vote separately by law or by other provisions of these articles of incorporation or by the terms of the stock entitling them to vote and, if a proposal upon which holders of shares of a particular class or classes are so required to vote separately, then by the affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power of each such class or classes; provided, however, that the provisions of this paragraph (d) shall not apply to any such amendment or repeal of this Article that has been favorably recommended to the stockholders by resolution of the Board of Directors adopted by a two-thirds vote of the Continuing Directors, in which case any such amendment or repeal of this Article may be authorized and approved by the affirmative vote of such number of the holders of voting stock as may be required by law.

          (e) Amendment or Repeal. Notwithstanding anything to the contrary contained in these articles, no amendment or repeal of the provisions of this Article or related provisions in the bylaws of the Corporation shall be adopted unless it is approved by the vote of two-thirds of the Common Stock or other securities of the Corporation entitled to vote generally for the election of directors (the "Voting Stock").

                                  ARTICLE XIV
                     REGISTERED OFFICE AND REGISTERED AGENT

     The address of the Corporation's registered office and the name of the registered agent at that address in the state of Nevada is:

                              The Corporation Trust Company of Nevada
                              One East First Street
                              Reno, Nevada  89501

Either the registered office or the registered agent may be changed in the manner provided for by law.

                                   ARTICLE XV
                                   AMENDMENTS

     The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in these articles of incorporation from time to time in accordance with the laws of the state of Nevada, and all rights conferred on stockholders herein are granted subject to this reservation.

                                  ARTICLE XVI
                        ADOPTION OR AMENDMENT OF BYLAWS

     The bylaws of the Corporation shall be adopted by the Board of Directors. The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the Board of Directors, but the stockholders of the Corporation may also alter, amend, or repeal the bylaws or adopt new bylaws. The bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with the laws of the state of Nevada now or hereafter existing.

                                  ARTICLE XVII
                        REDEMPTION OF SHAREHOLDER RIGHTS

     Rights issued pursuant to any shareholders' rights plan(s) may only be redeemed by the Board of Directors' Rights Redemption Committee, a subcommittee of the Board of Directors that is appointed by the Board of Directors and is constituted entirely of at least three Continuing Directors, at least a majority of whom are not employees of the Corporation. For purposes of this Article, the term "Continuing Director" means any duly constituted director of the Corporation who was a director prior to the time the Interested Stockholder became such, and any other director whose election or appointment as a director was recommended for approval by a majority of Continuing Directors. For the purposes of this definition, the term "employee" means any person who is currently or who has been during the preceding 12 months a full-time employee of the Company. In the event of the failure or refusal of the Board of Directors to duly appoint a Rights Redemption Committee, then the persons constituting the Audit Committee of the Board of Directors shall also constitute the Rights Redemption Committee. Any action required to be taken by vote of the Continuing Directors shall be effective only if taken at a meeting at which two-thirds of the Continuing Directors capable of exercising the powers conferred upon them under the provisions of these articles of incorporation or the bylaws of the Corporation or by law are present.

     Any bylaw subsequently adopted by the shareholders requiring the Board of Directors, or a subcommittee thereof, to redeem rights issued pursuant to any shareholders' rights plans then outstanding must be adopted by the vote of stockholders representing not less than two-thirds of the Common Stock or other securities of the Corporation entitled to vote generally for the election of directors.

     Notwithstanding anything to the contrary contained in these articles, no amendment or repeal of the provisions of this Article or related provisions in the bylaws of the Corporation shall be adopted unless it is approved by the vote of two-thirds of the Common Stock or other securities of the Corporation entitled to vote generally for the election of directors.

                                 ARTICLE XVIII
                               CURRENT DIRECTORS

     The name and address of each person who currently serves as a director of the Corporation, to each serve until the expiration of his or her respective term and until his or her successor is elected and shall qualify, is as follows:

Name                          Address

David N. Pierce               3006 Highland Drive, Suite 206
                              Salt Lake City, Utah 84106

Andrew W. Pierce              3006 Highland Drive, Suite 206
                              Salt Lake City, Utah 84106

Scott J. Duncan               3006 Highland Drive, Suite 206
                              Salt Lake City, Utah 84106

Thomas B. Lovejoy             48 Burying Hill Road
                              Greenwich, Connecticut 06831

Peter L. Raven                12 Old Stone Hill Road
                              Poundridge, New York 10576

Jay W. Decker                 7640 South Polo Ridge Drive
                              Littleton, CO 80123

Jerzy B. Maciolek             1834 Mayweather
                              Houston, TX 77469

     The foregoing Restated Articles of Incorporation were adopted by the shareholders of the Corporation on June 24, 1997, pursuant to section 78.380 et.seq. of the Nevada Revised Statutes. The Corporation has only one class of shares issued and outstanding, that being Common Stock. The number of shares of Common Stock issued and outstanding and entitled to vote on May 9, 1997, the record date for consideration of the restated articles was 12,584,381. The shareholders voted by provisions summarized as set forth below and as described in detail in the Proxy Statement for the 1997 Annual Stockholders' Meeting of the Company. Set forth below is the number of shares voted in favor of adoption of the provisions of the Restated Articles of Incorporation to:

     (a) Make general modernizing changes (Article II, III, VIII, X, XIII, XIV and XVIII);
          For    8,209,359      Against       51,700

     (b) Cause the Company to specifically opt out of certain anti-takeover statutes in Nevada while remaining subject to similar statutes in other states (Article IX);
          For    8,093,739      Against      140,495

     (c) Increase the Company's authorized capitalization to 30,000,000 shares of common stock, retaining the 5,000,000 shares of preferred stock currently authorized (Article IV);
          For    8,107,264      Against      147,770

     (d) Make certain modernizing changes to article provisions providing for the indemnification of officers, Directors, and others (Article VI);
          For   11,574,736      Against      161,085

     (e)  Require advance notice for the nomination of Directors (Article IV);
          For    7,528,784      Against      735,850

     (f) Grant cumulative voting on the election of Directors if a person or group of related persons owning in excess of 30% of the Common Stock opposes management of the Company in a separate Proxy solicitation or in an election contest (Article IV);
          For    7,432,929      Against      819,905

     (g) Require advance notice regarding business to be conducted at stockholders' meetings (Article IX);
          For    7,492,784      Against      771,650

     (h) Deny action by the written consent of the holders of a majority of the voting shares (Article VII);
          For    6,362,159      Against    1,886,975

     (i) Prohibit the Company from paying a premium upon the redemption of stock in excess of the fair market value of such stock from a stockholder that has acquired 10% or more of the Common Stock (Article
          VIII);
          For    8,190,334      Against       69,300

     (j) Authorize the Board of Directors to consider all relevant factors in evaluating a proposed tender offer or other attempted takeover (Article XII);
          For    6,499,734      Against    1,764,900

     (k) Require an affirmative vote of stockholders holding at least two-thirds of the Common Stock to approve a business combination with a person or group of related persons owning in excess of 10% of the Common Stock unless such business combination requires the payment of a fair price for the Company's stock, prohibits the Company from entering into certain transactions or taking certain actions with related parties and requires prior notice to have been provided to the stockholders or, alternatively, the business combination is approved by two-thirds of the Directors that were not elected by or at the request of the interested person or persons (Article XI); and
          For    6,574,134      Against    1,687,500

     (l) Provide that the Rights granted to the stockholders pursuant to the Stockholder Rights Plan may only be redeemed by the Rights Redemption Committee consisting of at least three continuing Directors, at least a majority of whom are not employees of the Company (Article XVIII).
           For    6,356,954      Against    1,886,680

     By executing these Restated Articles of Incorporation the president and the secretary do hereby certify that on June 24, 1997, the foregoing amendments were authorized and approved pursuant to section 78.390 of the Nevada Revised Statutes. The undersigned affirms and acknowledges, under penalties of perjury, that the foregoing instrument is my act and deed and that the facts stated herein are true.

      DATED this 27th day of June, 1997.

FX ENERGY, INC.


By:   /s/  David N. Pierce                    /s/   Andrew W. Pierce
           President                                Secretary

STATE OF UTAH           )
                        :SS
COUNTY OF SALT LAKE     )

      On this 27th day of June 1997, personally appeared before me, the undersigned, a notary public, David N. Pierce and Andrew W. Pierce, who being first duly sworn, declared they are the president and secretary, respectively, of FX Energy, Inc., acknowledged that they signed the forgoing Restated Articles of Incorporation, and verified that the statements contained therein are true.

      IN WITNESS WHEREOF I have hereunto set my hand and official seal.

                                           /s/
                                          Notary Public